Exhibit 99

                CERTIFICATION OF CHIEF FINANCIAL OFFICER
                   PURSUANT TO 18 U.S.C. SECTION 1350,
                       AS ADOPTED PURSUANT TO
             SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the IGENE Biotechnology, Inc. (the "Company") Annual on Form 10-KSB for the period ended Decembe r 31, 2002, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Edward J. Weisberger, Chief Financial Officer of the Company, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

     (1).  The  Report  fully  complies  with  the  requirements  of
           Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

     (2).  The  information   contained   in   the   Report   fairly
           presents,   in  all  material  respects,  the   financial
           condition and results of operations of the Company.


Date:  March 26, 2003                 By:  /s/EDWARD J. WEISBERGER
                                           _______________________
                                              EDWARD J. WEISBERGER
                                              Chief Financial Officer